UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2021
Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))
Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.025 per share	QUAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 5, 2021, Quad/Graphics, Inc. (the “Company”) announced the following executive leadership changes: (a) Thomas J. Frankowski, currently the Company’s Chief Operating Officer, will retire from the Company on December 31, 2021; (b) David J. Honan, currently the Company’s Chief Financial Officer, will become Chief Operating Officer on January 1, 2022; and (c) Anthony C. Staniak, currently the Company’s Vice President of Finance, will become Chief Financial Officer on January 1, 2022.

Mr. Staniak, 48, joined the Company in 2009 as Director of External Reporting and then assumed roles of increasing responsibility within the Company’s accounting and finance departments, including Director of Internal Audit, Executive Director – Financial Controller and Vice President and Chief Accounting Officer. In March 2017, he became Vice President of Finance, where he oversees financial planning and analysis, and corporate credit, and since July 2020 also serves as a leader in corporate development and investor relations. Prior to joining the Company, Mr. Staniak served as Chief Financial Officer of the data consulting firm Sagence, Inc. since 2002, and before that, he worked in the audit division of the accounting firm Arthur Andersen LLP since 1995.

In connection with Mr. Frankowski’s retirement on December 31, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved, effective as of Mr. Frankowski’s retirement, the cancellation of his unvested long-term equity incentive awards in exchange for a cash payment in a per-share amount based on a 20-day volume-weighted average price of the Company’s class A common stock, plus the value of accrued but unpaid dividends relating to the awards. The amount of this cash payment is expected to be approximately $1.62 million, using a hypothetical stock price of $4.14. The Committee also approved the payment of Mr. Frankowski’s performance-based cash awards granted in 2020 and 2021 at 100% of the target payout. The value of such awards is estimated at approximately $2.63 million. Mr. Frankowski’s compensation arrangements were not otherwise changed in connection with his retirement.

A copy of the press release announcing these executive leadership changes is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein.

Item 9.01.    Financial Statements and Exhibits.

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits. The following exhibit is being filed herewith:

(99)    Quad/Graphics, Inc. Press Release dated October 5, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 6, 2021

QUAD/GRAPHICS, INC.

		By:	/s/ Jennifer J. Kent
		Name:	Jennifer J. Kent
		Title:	Executive Vice President of Administration, General Counsel and Secretary

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